Exhibit 1.1

Endeavor Group Holdings, Inc.

Class A common stock, par value $0.00001 per share

Underwriting Agreement

[•], 2019

Goldman Sachs & Co. LLC

KKR Capital Markets LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As representatives (“you” or the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o KKR Capital Markets LLC

9 West 57th Street

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Endeavor Group Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional shares (the “Optional Shares”) of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

On the date hereof, the Company is a holding company which currently holds no material assets and does not engage in any operations. The business of the Company is conducted through Endeavor Operating Company, LLC, a Delaware limited liability company (“Endeavor Opco”), and its subsidiaries.

In connection with the offering contemplated by this Agreement and the transactions described under, or contemplated in, the section titled “Organizational Structure” in the Pricing Prospectus (as defined below) (the “Reorganization Transactions”), among other things: (i) the Company will become the sole managing member of Endeavor Manager, LLC, a newly formed Delaware limited liability company (“Endeavor Manager”); (ii) Endeavor Manager will become the sole managing member of Endeavor Opco; and (iii) the Company will amend and restate its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and will be authorized to issue shares of Class A Common Stock, shares of Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), shares of Class X common stock, par value $0.00001 per share (the “Class X Common Stock”), and shares of Class Y common stock, par value $0.00001 per share (the “Class Y Common Stock” and, together with the Class A Common Stock, the Class B Common Stock and the Class X Common Stock, collectively the “Common Stock”), in each case with the rights and privileges as set out in the Amended and Restated Certificate of Incorporation and described in the Pricing Prospectus. The documents set forth on Schedule IV hereto, which have been, or will be, amended and restated or entered into, as applicable, pursuant to the Reorganization Transactions, are referred to as the “Reorganization Documents.” The Company, Endeavor Manager, Endeavor Opco and Endeavor Opco’s direct and indirect subsidiaries are collectively referred to herein as the “Endeavor Parties” and are sometimes individually referred to herein as an “Endeavor Party.”

1. The Company, Endeavor Manager and Endeavor Opco, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-231697) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is [•] p.m., New York City time, on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) (i) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and does not, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, in each case of clause (i) and (ii), this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e) None of the Endeavor Parties has, since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, (i) sustained any material loss or interference with the business of the Endeavor Parties, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental or regulatory action, order or decree, or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Endeavor Parties, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Endeavor Parties, taken as a whole, in each case of clauses (i) and (ii), otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus and the Prospectus, there has not been (x) any change in the capital stock of the Company, Endeavor Manager or Endeavor Opco (other than as a result of (i) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, vesting or settlement, if any, of stock options, stock appreciation rights, profits units of Endeavor Opco (“Profits Units”), non-voting common interest units in Endeavor Opco (“Endeavor Opco Units”), common interest units in Endeavor Manager (“Endeavor Manager Units”), restricted stock or restricted stock units (including performance stock units), dividend equivalents or other stock-based awards pursuant to the equity plans (or otherwise consistent with equity grant agreements or practices) that are described in the Pricing Prospectus and the Prospectus, (ii) the repurchase of shares of capital stock or other equity interests pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of any Endeavor Party pursuant to any Endeavor Party’s or Management Holdco’s (as defined in the Pricing Prospectus) repurchase rights as described in the Pricing Prospectus or (iii) the issuance, if any, of stock upon conversion of securities as described in the Pricing Prospectus) or the issuance or incurrence of long-term debt of the Endeavor Parties, or (y) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus (any such change or event, a “Material Adverse Effect”);

(f) The Endeavor Parties have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Pricing Disclosure Package and the Prospectus, any real property and buildings held under lease by the Endeavor Parties are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by such Endeavor Party;

(g) Each of the Company, Endeavor Manager and Endeavor Opco has been (i) duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with corporate or limited liability company, as applicable, power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the Company, Endeavor Manager or Endeavor Opco to perform their obligations under this Agreement, including the issuance and sale of the Shares;

(h) Each of the Company’s “Significant Subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X) has been duly incorporated or organized, as applicable, and is validly existing as a corporation, limited liability company or other legal entity, as applicable, and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization, with corporate, limited liability or other, as applicable, power and authority to own its properties and conduct its business;

(i) (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus; (ii) all of the issued shares of capital stock of the Company have been duly and validly authorized and (x) in the case of the Shares, when issued and delivered against payment therefor as provided herein and (y) in the case of the Common Stock to be issued pursuant to the Reorganization Transactions, upon the consummation of the Reorganization Transactions, will be duly and validly issued, fully paid and non-assessable and conform in all material respects to the “Description of Capital Stock” contained in the Pricing Prospectus and the Prospectus; (iii) all of the existing equity interests in each of Endeavor Opco and Endeavor Manager have been duly and validly authorized and issued; (iv) all of the Endeavor Opco Units and Endeavor Manager Units have been duly and validly authorized and, upon the consummation of the Reorganization Transactions, will be duly and validly issued; and (v) the issuance of the Shares is not subject to any preemptive or similar rights;

(j) Except as described in the Pricing Prospectus and the Prospectus, all of the issued shares of capital stock or membership or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are, in the case of the capital stock of U.S. corporations, fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus and the Prospectus) are owned directly or indirectly by Endeavor Opco, free and clear of all liens, encumbrances, equities or claims (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws imposed by certain jurisdictions, the limited liability company agreement of Endeavor Opco, the limited liability company agreement of Endeavor Manager and security interests granted pursuant to the agreements governing Endeavor Opco’s and Endeavor Opco’s subsidiaries’ outstanding indebtedness);

(k) The issue and sale by the Company of the Shares and the compliance by the Company, Endeavor Manager and Endeavor Opco with this Agreement and, to the extent applicable, the compliance by the Endeavor Parties with the Reorganization Documents, and the consummation of the transactions contemplated in this Agreement, the Pricing Prospectus, the Prospectus and the Reorganization Documents, including the consummation of the Reorganization Transactions and the application of the proceeds from the sale by the Company of the Shares as described under “Use of Proceeds” in the Pricing Prospectus and the Prospectus, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Endeavor Parties is a party or by which any of the Endeavor Parties is bound or to which any of the property or assets of any of the Endeavor Parties is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the applicable Endeavor Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of any of the Company, Endeavor Manager, Endeavor Opco or its Significant Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court, regulatory authority or governmental agency or body having jurisdiction over the Endeavor Parties or any of their properties, except, in the case of this clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the applicable Endeavor Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares; and no consent, approval, authorization, order, registration or qualification of or with any such court, regulatory authority or governmental agency or body is required for the issue and sale by the Company of the Shares or the consummation by the Endeavor Parties of the transactions contemplated by this Agreement or the Reorganization Documents, except such as have been obtained under the Act, the registration of the Class A Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, the approval for listing on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as (i) may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) will have been obtained or made on or prior to the closing of the offering;

(l) (i) None of the Company, Endeavor Manager, Endeavor Opco or its Significant Subsidiaries is in violation of its certificate of incorporation or by-laws, or certificate of formation, any limited liability company agreement or other organizational documents, as applicable, (ii) none of the Endeavor Parties is in violation of any statute or any judgment, order, rule or regulation of any court, regulatory authority or governmental agency or body having jurisdiction over any Endeavor Party or any of their properties, and (iii) none of the Endeavor Parties is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Material U.S. Federal Income Tax Considerations,” “Organizational Structure” and “Underwriting” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which any Endeavor Party or, to the knowledge of the Company, Endeavor Manager or Endeavor Opco, any officer or director of any Endeavor Party, is a party or of which any property or assets of any Endeavor Party or, to the knowledge of the Company, Endeavor Manager or Endeavor Opco, any officer or director of any Endeavor Party, is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the applicable Endeavor Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus; and, to the knowledge of the Company, Endeavor Manager or Endeavor Opco, no such Actions are threatened or contemplated by any governmental or regulatory authority or others;

(o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(q) Each of Deloitte & Touche LLP and Friedman LLP, who have certified certain financial statements included in the Pricing Prospectus, are independent public accountants or independent auditors, as applicable, as required by the Act and the rules and regulations of the Commission thereunder;

(r) The Company and Endeavor Opco maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by each of the Company’s and Endeavor Opco’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance (A) that records in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and Endeavor Opco, (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and that receipts and expenditures of the Company and Endeavor Opco are being made only in accordance with authorizations of management and directors of the Company and Endeavor Opco and (C) that unauthorized acquisitions, uses or dispositions of the Company’s and Endeavor Opco’s assets that could have a material effect on the financial statements are prevented or detected in a timely manner. Neither the Company nor Endeavor Opco is aware of any material weaknesses in its internal control over financial reporting;

(s) Since the date of the latest audited financial statements included in the Pricing Prospectus, except as disclosed in the Pricing Prospectus, there has been no change in either the Company’s or Endeavor Opco’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such party’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that will comply with the requirements of the Exchange Act within the time period required; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u) This Agreement has been duly authorized, executed and delivered by each of the Company, Endeavor Manager and Endeavor Opco;

(v) None of the Endeavor Parties nor any director or officer of the Company, Endeavor Manager or Endeavor Opco nor, to the knowledge of the Company, Endeavor Manager or Endeavor Opco, any director, officer, manager, agent, employee, controlled affiliate or other person acting on behalf of any Endeavor Party has (i) in violation of any law, offered, promised, provided, or authorized the provision of any money, property, contribution, gift, entertainment or other thing of value, directly or indirectly, to any person to influence official action or secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer; or (ii) violated or is in violation of any anti-bribery or anti-corruption law applicable to the Endeavor Parties, including but not limited to the Foreign Corrupt Practices Act of 1977 and the Bribery Act 2010 of the United Kingdom, in each case of clauses (i) and (ii), at all times in the last ten years, and, to the knowledge of any director or officer of the Company, at all times previously; and each Endeavor Party (including their controlled affiliates) conducts its business in material compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. None of the Endeavor Parties will knowingly use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(w) The operations of the Endeavor Parties are and have been conducted at all times in the last ten years, and, to the knowledge of any director or officer of the Company, at all times previously, in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Endeavor Parties conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court, regulatory authority or governmental agency, authority or body or any arbitrator involving the Endeavor Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, Endeavor Manager or Endeavor Opco, threatened;

(x) None of the Endeavor Parties nor any director or officer of the Company, Endeavor Manager or Endeavor Opco nor, to the knowledge of the Company, Endeavor Manager or Endeavor Opco, any director, officer, manager, agent, employee, controlled affiliate or other person acting on behalf of any Endeavor Party, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Endeavor Party located, organized or resident in a country or territory that is the subject or target of Sanctions (each, a “Sanctioned Country”) in violation of applicable law, and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, except in compliance with applicable law or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and for the past five years, the Endeavor Parties have not knowingly engaged in and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject of Sanctions or with any Sanctioned Country, in each case in violation of applicable law;

(y) Each Endeavor Party has paid all federal, state, local and foreign taxes (except for cases in which the failure to pay would not have a Material Adverse Effect or cases in which any taxes are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP) and filed all material tax returns required to be paid or filed through the date hereof or have requested extensions; and there is no tax deficiency that has been, nor does any Endeavor Party reasonably expect any tax deficiency to be, asserted by any tax authority against any Endeavor Party or any of their respective properties or assets, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the entities indicated as of the dates indicated and their cash flows and results of their operations for the periods indicated; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein in accordance with GAAP. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus and the Prospectus under the Act or the rules and regulations promulgated thereunder; and all other financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(aa) There are no debt securities or preferred stock issued or guaranteed by any Endeavor Party that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act;

(bb) The Company, Endeavor Manager and Endeavor Opco and its Significant Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) necessary to carry on the business now operated by them as described in the Pricing Prospectus (the “Company Intellectual Property”), except as set forth in the Registration Statement, Pricing Prospectus and the Prospectus or where the failure to own or have any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as set forth in the Pricing Prospectus and the Prospectus, none of the Company, Endeavor Manager and Endeavor Opco or its Significant Subsidiaries has received any written notice of violation or infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there is no violation or infringement by third parties of any Company Intellectual Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(cc) The Endeavor Parties information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Endeavor Parties as currently conducted, free and clear, to the knowledge of the Company, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Endeavor Party has implemented and maintains commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person and there are no material incidents under internal review or investigations relating to the same. Each Endeavor Party is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Endeavor Party has taken all necessary actions to prepare to comply with the European Union General Data Protection Regulation, to the extent applicable;

(dd) The Company, Endeavor Manager and Endeavor Opco and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease, as the case may be, of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, none of the Company, Endeavor Manager and Endeavor Opco or its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ee) Each Endeavor Party is (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety as affected by exposure to hazardous or toxic substances, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted, and (iii) has not received written notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff) After reasonable inquiry, nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Prospectus or the Pricing Disclosure Package are not based on or derived from sources that are reliable and accurate in all material respects;

(gg) Each of the Company, Endeavor Manager and Endeavor Opco and its Significant Subsidiaries has insurance covering its properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect each of the Company, Endeavor Manager and Endeavor Opco and its Significant Subsidiaries and each of their respective businesses from material loss; and none of the Company, Endeavor Manager and Endeavor Opco and its Significant Subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(hh) Except as disclosed in the Pricing Prospectus and the Prospectus, no labor disturbance by or dispute with employees of any of the Company, Endeavor Manager and Endeavor Opco and its Significant Subsidiaries exists or, to the knowledge of the Company, Endeavor Manager or Endeavor Opco, is contemplated or threatened, and none of the Company, Endeavor Manager or Endeavor Opco is aware of any existing or imminent labor disturbance by, or dispute with, its respective employees or any of its respective principal suppliers, contractors or customers, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii) None of the Company, Endeavor Manager or Endeavor Opco is subject to any court, regulatory authority or governmental orders, writs, judgments or decrees that affect their respective ability to execute and deliver this Agreement or, in the case of the Company, to issue and sell the Shares pursuant to this Agreement;

(jj) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) have been applicable to the Company, there has been no failure on the part of the Company or, to the knowledge of the Company, Endeavor Manager or Endeavor Opco, any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act and the Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in material compliance with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply as of such time;

(kk) (A) Each employee benefit plan, within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which is subject to Title IV of ERISA, for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) has any liability (each, a “Plan”) has been maintained in material compliance with its terms and with the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan for which any Endeavor Party has any liability, excluding transactions effected pursuant to a statutory or administrative exemption; (C) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (D) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (F) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (G) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (H) with respect to an employee benefit plan, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other domestic or foreign governmental agency, except in each case with respect to the events or conditions set forth in the foregoing clauses (A) through (H) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect;

(ll) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no Significant Subsidiary of any of the Company, Endeavor Manager or Endeavor Opco is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to any of the Company, Endeavor Manager or Endeavor Opco, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to any of the Company, Endeavor Manager or Endeavor Opco any loans or advances to such subsidiary from any of the Company, Endeavor Manager or Endeavor Opco or from transferring any of such subsidiary’s properties or assets to any of the Company, Endeavor Manager or Endeavor Opco or any other subsidiary of any of the Company, Endeavor Manager or Endeavor Opco;

(mm) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Endeavor Parties and any person that would give rise to a valid claim against the Endeavor Parties or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(nn) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares; and

(oo) The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock; provided, however, that no such representation or warranty is made with respect to the actions of any Underwriter or affiliate or agent of any Underwriters.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2019 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Ropes & Gray LLP, Three Embarcadero Center, San Francisco, California 94111 or such other location as agreed upon by the Company and the Representatives (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [•] [a][p].m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), each of the Company, Endeavor Manager and Endeavor Opco agrees not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock (including any Endeavor Manager Units or Endeavor Opco Units) or any such substantially similar securities, or publicly disclose the intention to do any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee incentive plans (including any plans or agreements relating to the Profits Units) existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or issuable upon the consummation of the Reorganization Transactions as described in the Registration Statement, the Pricing Prospectus and the Prospectus), without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to: (A) the Shares to be sold hereunder; (B) the issuance by the Company of shares of Common Stock upon the exercise (including net exercise) of an option or warrant, vesting or settlement of Profits Units, Endeavor Manager Units, Endeavor Opco Units or restricted stock, or the exercise, conversion or exchange of a security outstanding on the date hereof, provided that such option or security is disclosed in or contemplated by the Pricing Prospectus; (C) the grant of options to purchase or the issuance by the Company of restricted stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s equity-based compensation plans disclosed in the Pricing Prospectus; (D) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity-based compensation plans that are described in the Pricing Prospectus; (E) the offer, contract to sell or issuance by the Company of Common Stock or securities convertible into Common Stock (including any Endeavor Manager Units or Endeavor Opco Units) in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto) or the entering into of a joint venture, provided that the aggregate number of shares of Common Stock that may be issued pursuant to this clause (E) during the Lock-Up Period (excluding any shares of Common Stock, Endeavor Manager Units or Endeavor Opco Units offered or contracted to be sold pursuant to a signed agreement in connection with an acquisition, business combination, joint venture or any similar transaction solely to the extent no shares of Common Stock, Endeavor Manager Units or Endeavor Opco Units are issued during the Lock-up Period) shall not exceed 10% of the total number of shares of Class A Common Stock (determined after giving effect to the assumed exchange of all Endeavor Opco Units and Endeavor Manager Units then outstanding for newly issued shares of Common Stock) issued and outstanding at the First Time of Delivery, and provided further that, in the case of any issuance pursuant to this clause (E), the Company shall cause any recipient of such securities to execute and deliver to the Representatives, on or prior to the issuance of such securities, a lock-up agreement in the form attached hereto as Annex II for the remainder of the Lock-Up Period; (F) the sale, issuance, subscription, redemption or exchange of shares of Common Stock, Endeavor Manager Units, Endeavor Opco Units, or Profits Units in connection with the consummation of the Reorganization Transactions and (G) the offer or issuance by Endeavor Opco of shares of Endeavor Opco Units to employees of the Company, Endeavor Manager or Endeavor Opco or any of their subsidiaries who are not employees of any such entity as the date of this Agreement;

(2) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 8(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(g) To use its commercially reasonable efforts to list, subject to notice of issuance, the Shares on the Exchange;

(h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(i) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(j) To deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “Certification”), together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the Certification.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic roadshow; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and

amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, such fees not to exceed $5,000; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, such counsel fees not to exceed $135,000; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses relating to the marketing of the Shares, including any “roadshow”; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred; and provided further that 50% of the cost of any aircraft chartered in connection with the roadshow shall be paid by the Underwriters (with the Endeavor Parties paying the remaining 50% of such cost). It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Endeavor Parties herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company, Endeavor Manager and Endeavor Opco, as applicable, shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of any Endeavor Party, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of any Endeavor Party, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Latham & Watkins LLP, counsel for the Endeavor Parties, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you.

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Deloitte & Touche LLP and Friedman LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Chief Financial Officer of the Company shall have furnished to you a Chief Financial Officer’s Certificate, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(f) (i) None of the Endeavor Parties shall have (x) sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus any material loss or interference with the business of the Endeavor Parties, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental or regulatory action, order or decree, or (y) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Endeavor Parties, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Endeavor Parties, taken as a whole, in each case under this clause (i), otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options, Profits Units or restricted stock or the award, vesting or settlement, if any, of stock options, Profits Units, Endeavor Opco Units, Endeavor Manager Units or restricted stock in the ordinary course of business pursuant to the equity plans that are described in the Pricing Prospectus and the Prospectus, (B) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of any Endeavor Party pursuant to any Endeavor Party’s repurchase rights as described in the Pricing Prospectus and the Prospectus or (C) the issuance, if any, of stock upon conversion of securities as described in the Pricing Prospectus) or the issuance or incurrence of long-term debt of the Endeavor Parties or any change or effect, or any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Endeavor Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g) [Reserved];

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from each of the parties listed on Schedule III hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, Endeavor Manager and Endeavor Opco satisfactory to you as to the accuracy of the representations and warranties of the Company, Endeavor Manager and Endeavor Opco herein at and as of such Time of Delivery, as to the performance by the Company, Endeavor Manager and Endeavor Opco of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as you may reasonably request; and

(m) The Reorganization Transactions shall have been completed prior to or simultaneously with the First Time of Delivery (except those Reorganization Transactions that are ongoing or recurring in nature), on the terms set forth in the Pricing Prospectus under “Organizational Structure.”

9. (a) The Company, Endeavor Manager and Endeavor Opco, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company, Endeavor Manager and Endeavor Opco shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter will indemnify and hold harmless each of the Company, Endeavor Manager and Endeavor Opco against any losses, claims, damages or liabilities to which the Company, Endeavor Manager or Endeavor Opco may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse each of the Company, Endeavor Manager and Endeavor Opco for any legal or other expenses reasonably incurred by the Company, Endeavor Manager or Endeavor Opco in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting (Conflicts of Interest),” and the information contained in the ninth and tenth paragraphs under the caption “Underwriting (Conflicts of Interest).”

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, Endeavor Manager and Endeavor Opco on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, Endeavor Manger and Endeavor Opco on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, Endeavor Manager and Endeavor Opco on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Endeavor Manager or Endeavor Opco on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Endeavor Manager, Endeavor Opco and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of each of the Company, Endeavor Manager and Endeavor Opco under this Section 9 shall be in addition to any liability which each of the Company, Endeavor Manager and Endeavor Opco may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your reasonable discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, Endeavor Manager and Endeavor Opco and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, none of the Company, Endeavor Manager or Endeavor Opco shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company, Endeavor Manager and Endeavor Opco, jointly and severally, will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented out-of-pocket fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, Endeavor Manager and Endeavor Opco shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at (a) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, (b) KKR Capital Markets LLC, 9 West 57th Street, New York, New York 10019, Attention: KKR Capital Markets Legal, (c) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (facsimile: (212) 622-8358), and (d) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, in each case with a copy to Ropes & Gray LLP, Three Embarcadero Center, San Francisco, California 94111, Attention: Thomas Holden; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Corporate Secretary; and if to any stockholder that has delivered a lock-up agreement described in Section 8(j) hereof shall be delivered or sent by mail to his, her or its respective address provided in such lock-up agreement; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Underwriters’ Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at (a) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room, (b) KKR Capital Markets LLC, 9 West 57th Street, New York, New York 10019, Attention: KKR Capital Markets Legal, (c) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (facsimile: (212) 622-8358), and (d) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Endeavor Manager and Endeavor Opco, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of each of the Company, Endeavor Manager and Endeavor Opco (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person who controls the Company, Endeavor Manager, Endeavor Opco or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company, Endeavor Manager and Endeavor Opco acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, Endeavor Manager and Endeavor Opco, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, Endeavor Manager or Endeavor Opco, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, Endeavor Manager or Endeavor Opco with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, Endeavor Manager or Endeavor Opco on other matters) or any other obligation to the Company, Endeavor Manager or Endeavor Opco except the obligations expressly set forth in this Agreement and (iv) the Company, Endeavor Manager and Endeavor Opco have consulted their own legal and financial advisors to the extent it deemed appropriate. Each of the Company, Endeavor Manager and Endeavor Opco agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, Endeavor Manager or Endeavor Opco, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Endeavor Manager, Endeavor Opco and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company, Endeavor Manager and Endeavor Opco agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company, Endeavor Manager and Endeavor Opco agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, Endeavor Manager, Endeavor Opco and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return this Agreement to us, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Endeavor Manager and Endeavor Opco. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, Endeavor Manager and Endeavor Opco for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Endeavor Group Holdings, Inc.

By:
Name:
Title:

Endeavor Manager, LLC

By:
Name:
Title:

Endeavor Operating Company, LLC

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

KKR Capital Markets LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

Schedule I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
KKR Capital Markets LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Evercore Group L.L.C.
Jefferies LLC
RBC Capital Markets LLC
UBS Securities LLC
BTIG, LLC
Code Advisors LLC
DBO Partners LLC
HSBC Securities (USA) Inc.
LionTree Advisors LLC
Moelis & Company LLC
Sandler O’Neill & Partners, L.P.
Siebert Cisneros Shank & Co., L.L.C.
Academy Securities, Inc.
The Williams Capital Group, L.P.
Samuel A. Ramirez & Company, Inc.

Total

2

Schedule II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic Roadshow dated September 16, 2019.

(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[•]

The number of Shares purchased by the Underwriters is [•].

Schedule III

Lock-Up Signatories

Schedule IV

Annex I

[Form of Press Release]

Endeavor Group Holdings, Inc.

[•], 201[•]

Endeavor Group Holdings, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, KKR Capital Markets LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, the representatives of the underwriters in the Company’s recent public sale of [•] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 20[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex II

Form of Lock-Up Agreement

Endeavor Group Holdings, Inc.

Lock-Up Agreement

[•], 2019

Goldman Sachs & Co. LLC

KKR Capital Markets LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

    named in Schedule I to the Underwriting Agreement

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o KKR Capital Markets LLC

9 West 57th Street

New York, New York 10019

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Endeavor Group Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Endeavor Group Holdings, Inc., a Delaware corporation (the “Company”), Endeavor Operating Company, LLC, a Delaware limited liability company (“Endeavor Opco”) and Endeavor Manager, LLC, a Delaware limited liability company (“Endeavor Manager”), providing for a public offering (the “Public Offering”) of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”). The undersigned further understands that, in connection with the “reorganization transactions” (as defined in the Registration Statement), the Company will be authorized to issue, in addition to the Class A Common Stock, shares of Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), shares of Class X common stock, par value $0.00001 per share (the “Class X Common Stock”), and shares of Class Y common stock, par value $0.00001 per share (the “Class Y Common Stock” and, together with the Class A Common Stock, the Class B Common Stock and the Class X Common Stock, the “Common Stock”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date the Company first files a preliminary prospectus that includes a price range and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives on behalf of the Underwriters, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (including, without limitation, membership interests in Endeavor Opco or Endeavor Manager), whether now owned or hereinafter acquired, owned or borrowed directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (the “Securities” and collectively, the “Undersigned’s Securities”), or publicly disclose the intention to do any of the foregoing. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction or arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of the Undersigned’s Securities or any other shares of Common Stock even if such Securities or shares of Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions or arrangements would include without limitation any short sale or any purchase, sale or grant of any right, however described or defined (including without limitation any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Common Stock whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this letter if it had been entered into by the undersigned during the Lock-Up Period.

If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities:

(i)

pursuant to any transfer, conversion, reclassification, contribution, subscription, sale redemption or exchange of Endeavor Opco Units or Endeavor Manager Units to Endeavor Opco, Endeavor Manager or the Company, or the respective subsidiaries thereof, as applicable, in connection with, and as contemplated by, the reorganization transactions;

(ii)

pursuant to any redemption or exchange of (A) Endeavor Opco Units (along with an equal amount of Class X Common Stock) or Endeavor Manager Units (along with an equal amount of Class X Common Stock) in each case for shares of Class A Common Stock or (B) the exchange of profit interest units of Endeavor Opco for Endeavor Opco Units, in each case in accordance with the limited liability company agreement of Endeavor Opco or Endeavor Manager, as applicable;

(iii)

as a result of the redemption by the Company, Endeavor Opco, Endeavor Manager or their affiliates of Securities held by or on behalf of an employee in connection with the termination of such employee’s employment pursuant to an employment agreement or employee benefit plan in existence on the date of effectiveness of the Registration Statement and described in the Registration Statement and the Pricing Prospectus;

(iv)

as part of the repurchase of Securities by the Company, not at the option of the undersigned, pursuant to an employee benefit plan described in the Registration Statement and the Pricing Prospectus or pursuant to the agreements pursuant to which such Securities were issued;

(v)	acquired by the undersigned (A) in the open market after the completion of the Public Offering or (B) from the Underwriters in the Public Offering;

(vi)

by bona fide gift, will, intestacy or charitable contribution; provided, that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein for the balance of the Lock-Up Period, except that the undersigned and any of its affiliates who have signed lock-up letters with the Representatives may make charitable gifts, without the donee(s) signing a lock-up letter or being bound by the restrictions set forth herein, of up to an aggregate of 0.5% of the Securities beneficially owned by the undersigned and its affiliates as of the date of this Lock-Up Agreement before giving effect to the Public Offering, and provided further that any such transfer by the undersigned shall not involve a disposition for value;

(vii)

to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, that the trustee of the trust or the partnership or limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein for the balance of the Lock-Up Period, and provided further that any such transfer shall not involve a disposition for value;

(viii)

to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein for the balance of the Lock-Up Period, and provided further that any such transfer shall not involve a disposition for value;

(ix)

to the undersigned’s affiliates, subsidiaries, partners, limited partners, managers, members, equityholders, shareholders, trustors or beneficiaries, or to any investment fund or other entity that controls, is controlled by, manages, is managed by or is under common control with the undersigned (including, for the avoidance of doubt, if the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership and, if the undersigned is a trust, to a trustor or beneficiary of the trust); provided, except as contemplated by the final proviso of this clause (ix), that the transferee agrees to be bound in writing by the restrictions set forth herein for the balance of the Lock-Up Period, and provided further that any such transfer shall not involve a disposition for value; provided, however, it is agreed and understood that if any of the Securities are issued to any of the foregoing persons in lieu of the undersigned in connection with the reorganization transactions referenced in the initial paragraph hereof (including in any merger effected in connection therewith), this Lock-Up Agreement shall automatically be assigned to such person, and such person shall automatically be bound hereby in lieu of the undersigned (and the undersigned shall cease to be bound hereby);

(x)

to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (vi) through (ix) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein for the balance of the Lock-Up Period; provided further that for the avoidance of doubt, the foregoing shall not apply to a donee that is exempt from signing a lock-up letter or being bound by the restrictions set forth herein pursuant to clause (vi) above as a result of such donee having received Common Stock from the undersigned as a charitable gift that represents no more than an aggregate of 0.5% of the Securities beneficially owned by the undersigned and its affiliates as of the date of this Lock-Up Agreement before giving effect to the Public Offering;

(xi)

pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Securities; provided, that in the case of any transfer or distribution pursuant to this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of Common Stock unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority;

(xii)	to the Company or its affiliates upon death or disability of the undersigned;

(xiii)

(A) to the Company or its affiliates upon a vesting or settlement event of the Undersigned’s Securities or upon the net cashless exercise of options or warrants to purchase Securities that are due to expire during the Lock-Up Period or (B) in connection with the sale by the undersigned (or the Company on behalf of the undersigned) of up to such number of shares of Common Stock as necessary for the purpose of paying the exercise price of options or warrants that are due to expire during the Lock-Up Period or for paying taxes (including estimated taxes) or to satisfy the income and payroll tax withholding obligations due as a result of the exercise of such options or warrants that are due to expire during the Lock-Up Period or as a result of the vesting and/or settlement of the Undersigned’s Securities (including restricted stock units or restricted stock awards), in each case pursuant to employee benefit plans disclosed in the Registration Statement and the Pricing Prospectus;

(xiv)

to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements, between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing agreement for the benefit of the undersigned and/or its affiliates, provided, that any such pledgee or other party shall agree to, upon foreclosure on the pledged Securities, execute and deliver to the Representatives an agreement in the form of this Lock-Up Agreement; and

(xv)	with the prior written consent of the Representatives on behalf of the Underwriters;

provided, that in connection with any transfers pursuant to clauses (v), (vi), (vii), (viii), (ix) and (x) above, no filing under Section 16(a) of the Exchange Act shall, during the Lock-Up Period, be required (other than any transfers under clause (vi) above, so long as such filings are made in connection therewith on Form 5 under Section 16(a) of the Exchange Act after January 31, 2020) or voluntarily made, and provided further that in connection with any other transfers, to the extent a filing under Section 16(a) of the Exchange Act is required in connection with any such transfers of the Undersigned’s Securities, the undersigned shall disclose therein the reason for such filing.

For purposes of this Lock-Up Agreement, “immediate family” shall mean the spouse, domestic partner, parent, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (xv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of the Undersigned’s Securities to a bona fide third party pursuant to a merger, tender offer, share purchase or exchange offer for securities, in each case involving a “change in control” (as defined below) of the Company, Endeavor Opco or Endeavor Manager or other transaction, including, without limitation, a tender offer, merger, share purchase, consolidation or other business combination that, in each case, has been approved by the board of directors (or an authorized committee thereof) of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Securities in connection with any such transaction, or vote any of the Undersigned’s Securities in favor of any such transaction); provided, that all of the Undersigned’s Securities subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of shall remain subject to this Lock-Up Agreement, and provided further that it shall be a condition of such transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein. For purposes of this paragraph, “change in control” means the consummation of any bona fide third party tender offer, share purchase, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, Endeavor Opco, Endeavor Manager, Ariel Emanuel, Patrick Whitesell, Executive Holdco (as defined in the Registration Statement) or the Silver Lake Equityholders (as defined in the Registration Statement) become or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the capital stock of the Company, Endeavor Opco or Endeavor Manager, as the case may be.

[If any of the parties listed on Annex A hereto (each a “Triggering Stockholder”), or any of their respective affiliates, is granted a discretionary release or waiver from any lock-up agreement executed with the Representatives in connection with the Public Offering prior to the expiration of the Lock-Up Period, then, to the extent any such release or waiver (or series of releases or waivers for the same Triggering Stockholder, cumulatively) relates to a number of shares of Common Stock in excess of 1% of such Triggering Stockholder’s holdings of Common Stock on the date such release or waiver is granted (provided, that if such Triggering Stockholder has disposed of Securities by bona fide gift without the need for the donee to sign a lock-up agreement pursuant to clause (vi) above, such Triggering Stockholder shall, prior to the grant of any such release or waiver, provide notice thereof to the Representatives and such amount (up to the maximum of 0.5%) shall be aggregated with such releases or waivers (or series thereof), as measured on the date such release or waiver is granted), the undersigned shall also be granted an early release from its obligations hereunder on the same terms and on a pro rata basis with respect to such number of shares of Common Stock rounded down to the nearest whole share equal to the product of (i) the maximum percentage of shares of Common Stock (assuming the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for shares of Common Stock) held by the Triggering Stockholder being released from the lock-up agreement multiplied by (ii) the total number of shares of Common Stock (assuming the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for shares of Common Stock) held by the undersigned; provided, that the provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer. Notwithstanding the foregoing, if such early release or waiver is granted in connection with an underwritten public offering of Common Stock registered pursuant to the Securities Act of 1933, as amended (a “Secondary Offering”), then the Securities of the undersigned shall only be granted an early release, on a pro rata basis with and otherwise on the same terms as any other security holders in such Secondary Offering, with respect to such number of shares of Common Stock held by the undersigned that are sold in such Secondary Offering and the undersigned shall enter into a customary lock-up agreement in connection with such Secondary Offering.]1

[1]	Only to be included in the lock-ups signed by certain stockholders.

The restrictions described in this Lock-Up Agreement shall not apply to the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided, that such plan does not provide for any transfers during the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period.

This Lock-Up Agreement and all related restrictions and obligations shall automatically terminate upon the earliest to occur, if any, of (a) the Representatives, on the one hand, or the Company, on the other hand, advising the other in writing that the Representatives have or the Company has determined not to proceed with the Public Offering contemplated by the Underwriting Agreement, (b) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) before the sale of any Shares to the Underwriters, (c) the Registration Statement with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn prior to execution of the Underwriting Agreement, or (d) November 12, 2019, in the event that the Underwriting Agreement has not been executed by that date. The undersigned understands that the Representatives are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s (or if this Lock-Up Agreement is assigned to an affiliate of the undersigned that is issued Shares in the reorganization transactions as described in the final proviso on clause (ix), such affiliate’s) heirs, legal representatives, successors, and, to the extent expressly provided herein, assigns.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature Page to Lock-Up Agreement]

Annex A